UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 17, 2007

COMBINATORX, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

245 First Street

Sixteenth Floor

Cambridge, MA 02142

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (617) 301-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.         Compensatory Arrangements of Certain Officers.

Item 5.02 (e)

On January 17, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of CombinatoRx, Incorporated (the “Company”) took the following actions regarding compensation of certain of its executive officers named in the proxy statement for the Company’s 2006 annual meeting of stockholders.  The actions taken by the Committee were based on the compensation philosophy developed by the Committee to attract, retain and motivate executive officers who promote the Company’s research and product development and commercialization efforts and other corporate goals.  The compensation of the executive officers that was approved by the Committee was based on the achievement by the Company of a combination of (i) a number of the goals set by the Board of Directors and Committee for the year ended December 31, 2006 and (ii) for particular executives, the achievement of individual performance goals.

Alexis Borisy, the Company’s President and Chief Executive Officer, was granted a cash bonus of $200,000 and his annual salary was increased to $425,000 from $350,000.  Mr. Borisy’s target cash bonus for 2007 was set at 50% of his base salary and will be determined based on the Committee’s evaluation of his performance and the performance of the Company.  Mr. Borisy was also granted options under the Company’s Amended and Restated 2004 Incentive Plan (the “2004 Plan”) exercisable for 150,000 shares of Company common stock at an exercise price of $8.79 per share, the closing price of the Company’s common stock on the Nasdaq Global Market on January 17, 2007.

Robert Forrester, the Company’s Executive Vice President and Chief Financial Officer, was granted a cash bonus of $135,000 and his annual salary was increased to $330,000 from $270,000.  Mr. Forrester’s target cash bonus for 2007 was set at 40% of his base salary and will be determined based on the Committee’s evaluation of his performance and the performance of the Company.  Mr. Forrester was also granted options under the 2004 Plan exercisable for 90,000 shares of Company common stock at an exercise price of $8.79 per share, the closing price of the Company’s common stock on the Nasdaq Global Market on January 17, 2007.

Curtis Keith, the Company’s Senior Vice President, Research, was granted a cash bonus of $75,000 and his annual salary was increased to $270,000 from $235,000.  Dr. Keith’s target cash bonus for 2007 was set at 30% of his base salary and will be determined based on the Committee’s evaluation of his performance and the performance of the Company.  Dr. Keith was also granted options under the 2004 Plan exercisable for 56,250 shares of Company common stock at an exercise price of $8.79 per share, the closing price of the Company’s common stock on the Nasdaq Global Market on January 17, 2007.

On January 17, 2007, with the approval of the Compensation Committee of the Board of Directors, the following named executive officers agreed to amend outstanding restricted stock award agreements, dated January 26, 2006 (the “Restricted Stock Award Agreements”), under the Company’s 2004 Incentive Plan.

Name:	Shares of Restricted Stock:
Alexis Borisy, President and Chief Executive Officer	50,000
Robert Forrester, Executive Vice President and Chief Financial Officer	25,000
Curtis Keith, Senior Vice President, Research	25,000

These voluntary amendments to the Restricted Stock Award Agreements by these executives eliminated quarterly vesting of the restricted stock after January 26, 2007 to only provide for annual vesting of the awards thereafter.  In particular, subject to certain conditions specified in the Restricted Stock Award Agreements, as amended, the restricted stock for Messrs. Borisy, Forrester and Keith will vest with respect to 25% of the shares on January 26, 2007, with the remainder vesting in increments of 25% upon each anniversary of the grant thereafter.   Copies of the Amended and Restated Restricted Stock Agreements entered into with each of the officers listed above are attached hereto and incorporated herein as Exhibits 10.1, 10.2 and 10.3, respectively.

Additional information regarding compensation of the Company’s executive officers will be provided in the Company’s proxy statement to be filed with the Securities and Exchange Commission in connection with the Company’s 2007 Annual Meeting of Stockholders.

Item 9.01.         Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description
10.1	Amended and Restated Restricted Stock Award Agreement by and between CombinatoRx, Incorporated and Alexis Borisy.
10.2	Amended and Restated Restricted Stock Award Agreement by and between CombinatoRx, Incorporated and Robert Forrester.
10.3	Amended and Restated Restricted Stock Award Agreement by and between CombinatoRx, Incorporated and Curtis Keith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBINATORX, INCORPORATED

	By:	/s/ Robert Forrester
Name: Robert Forrester
Title: Executive Vice President and Chief Financial
Officer

Dated: January 22, 2007

Index to Exhibits

Exhibit No.	Description
10.1	Amended and Restated Restricted Stock Award Agreement by and between CombinatoRx, Incorporated and Alexis Borisy.
10.2	Amended and Restated Restricted Stock Award Agreement by and between CombinatoRx, Incorporated and Robert Forrester.
10.3	Amended and Restated Restricted Stock Award Agreement by and between CombinatoRx, Incorporated and Curtis Keith.